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                                                                     Exhibit 5.1

                         [BAKER BOTTS L.L.P. LETTERHEAD]

July 19, 2004

Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

As counsel for Liberty Media International, Inc., a Delaware corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-1, as amended (File No. 333-116157) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the following securities:

(i) shares (the "Series A Shares") of the Company's Series A common stock, par value $0.01 per share (the "Series A Common Stock");

(ii) shares (the "Series B Shares") of the Company's Series B common stock, par value $0.01 per share (the "Series B Common Stock");

(iii) transferable rights to subscribe for the Series A Shares (the "Series A Rights"); and

(iv) transferable rights to subscribe for the Series B Shares (the "Series B Rights" and together with the Series A Rights, the "Rights").

The Company will distribute Series A Rights pro rata to the holders of the Company's Series A Common Stock and Series B Rights pro rata to holders of the Company's Series B Common Stock. The Company proposes to issue the Series A Shares upon exercise of the Series A Rights and the Series B Shares upon exercise of the Series B Rights (together, the "Rights Offering"), in accordance with and as more fully set forth in the prospectus of the Company, dated July 19, 2004, forming a part of the Registration Statement (the "Prospectus").


In connection with the Rights Offering, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the Restated Certificate of Incorporation and Bylaws of the Company; (ii) the form of Series A Rights certificate filed as Exhibit 4.1 to the Registration Statement; (iii) the form of Series B Rights certificate filed as Exhibit 4.2 to the Registration Statement; (iv) the form of stock certificate representing the Series A Common Stock incorporated by reference as Exhibit 4.4 to the Registration Statement; (v) the form of stock certificate representing Series B Common Stock incorporated by reference as Exhibit 4.5 to the Registration Statement; (vi) records of proceedings of the Company's Board of Directors, including committees thereof, with respect to the Rights Offering, including, without limitation, the filing of the Registration Statement; and
(vii) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.


On the basis of such examination and review, we advise you that, in our opinion:

1. Upon distribution of the Rights pursuant to the Rights Offering, as described in the Prospectus, the Rights will be duly authorized and validly issued.

2. Upon issuance, delivery and sale against payment therefor in accordance with the Rights and the Rights Offering, as described in the Prospectus, the Series A Shares issued upon exercise of the Series A Rights and the Series B Shares issued upon exercise of the Series B rights will be duly authorized, validly issued and non-assessable.

This opinion is limited to the law of the state of New York, the corporate laws of the state of Delaware, and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.